
                                                                                          EXHIBIT 99(a)


                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)
                                                                                                 Twelve Months Ended
                                                                                                   March  31, 2003
                                                                                              ------------------------
                                                                                                (millions of dollars,
                                                                                              except per share amounts)

Operating revenues..................................................................                  $10,396
                                                                                                     -------
Costs and expenses:
  Cost of energy sold and delivery fees.............................................                    4,757
  Operating costs..................................................................                     1,705
  Depreciation and amortization.....................................................                      885
  Selling, general and administrative expenses......................................                    1,212
  Franchise and revenue-based taxes.................................................                      472
  Other income......................................................................                      (63)
  Other deductions..................................................................                      550
  Interest income...................................................................                      (34)
  Interest expense and other charges................................................                      922
                                                                                                      -------
       Total costs and expenses.....................................................                   10,406
                                                                                                      -------
Loss from continuing operations before income taxes, extraordinary loss and
  cumulative effect of changes in accounting principles.............................                      (10)

Income tax expense..................................................................                        7
                                                                                                      -------
Loss from continuing operations before extraordinary loss and cumulative
  effect of changes in accounting principles........................................                      (17)

Loss from discontinued operations, net of tax benefit...............................                   (4,211)

Extraordinary loss, net of tax benefit..............................................                     (134)

Cumulative effect of changes in accounting principles, net of tax benefit ..........                      (58)
                                                                                                      -------
Net loss............................................................................                   (4,420)

Preference stock dividends..........................................................                       22
                                                                                                      -------
Net loss available for common stock.................................................                  $(4,442)
                                                                                                      =======
Average shares of common stock outstanding (millions)...............................                      292

Per share of common stock:
   Basic and dilutive earnings
     Loss from continuing operations before extraordinary loss and cumulative
      effect of changes in accounting principles ...................................                  $ (0.14)
     Loss on discontinued operations, net of tax benefit............................                  $(14.41)
     Extraordinary loss, net of tax benefit.........................................                  $ (0.46)
     Cumulative effect of changes in accounting principles, net of tax benefit......                  $ (0.20)
     Net loss available for common stock............................................                  $(15.21)

   Dividends declared...............................................................                  $ 1.925